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                                                                  Exhibit 23.01


                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 2000 on the consolidated financial statements of New Century Energies, Inc. for the year ended December 31, 1999 included in the New Century Energies, Inc. Form 10-K as of December 31, 1999, and our report dated August 18, 2000 on the supplemental consolidated financial statements of Xcel Energy, Inc. for the year ended December 31, 1999 included in the Company's Form 8-K dated August 21, 2000. It should be noted that we have not audited any financial statements of New Century Energies, Inc. or Xcel Energy, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our reports.




                                                    ARTHUR ANDERSEN LLP


Denver, Colorado
  September 22, 2000.